UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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AMERICAN MIDSTREAM PARTNERS, LP
(Name of Registrant as Specified In Its Charter)

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AMERICAN MIDSTREAM PARTNERS, LP
 1400 16th Street, Ste. 310
Denver, CO 80202
NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held On [        , 2015]
To the Unitholders of American Midstream Partners, LP:
The special meeting of unitholders of American Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), will be held on [day and date], at 9:00 a.m., local time, at [location] located at [address] for the following purpose:
To consider and vote upon a proposal to approve the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (including an increase in the number of common units available for issuance thereunder).
Your Board of Directors recommends that you vote "FOR" the approval of the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan, which the Board of Directors believes is an important tool to attract and retain qualified individuals who are essential to the future success of the Partnership.
The Board of Directors of American Midstream GP, LLC, the general partner of the Partnership (which we refer to as the Board of Directors), has fixed the close of business on [date] as the record date for the determination of unitholders entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. Holders of record of common units representing limited partnership interests of the Partnership, Series A Convertible Preferred Units, and Series B Convertible Preferred Units as of the close of business on the record date are entitled to notice of and to vote at the meeting.
Your vote is important. All unitholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by voting over the Internet or, if you received a paper copy of a proxy or voting instruction card by mail, by completing, signing, dating and mailing the proxy or voting instruction card in the postage-paid envelope provided. If a unitholder who has submitted a proxy attends the meeting in person, such unitholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

Stephen W. Bergstrom President and Chief Executive Officer
[Signature Date]
Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Unitholders to be Held on [Date]:
The Notice of Meeting, this Proxy Statement and the accompanying Proxy Card are available at:
[http://                 ]

AMERICAN MIDSTREAM PARTNERS, LP
 1400 16th Street, Ste. 310
Denver, Colorado 80202
PROXY STATEMENT
 For Special Meeting of Unitholders
To Be Held On [Date]
GENERAL
These proxy materials have been made available on the Internet or delivered in paper copy to unitholders of American Midstream Partners, LP (the "Partnership") in connection with the solicitation by the Board of Directors of American Midstream GP, LLC, the general partner (our “General Partner”) of the Partnership (the "Board of Directors" or “Board”), of proxies for use at the special meeting of unitholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date this proxy statement is first furnished to unitholders is [Date]. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the special meeting.
Proxies and Voting Instructions
We are mailing to many of our unitholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All unitholders receiving the notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how unitholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We are providing some of our unitholders, including unitholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. All unitholders who do not receive the notice will receive a paper copy of the proxy materials by mail.
If you hold common units representing limited partnership interests of the Partnership ("Common Units"), Series A Convertible Preferred Units (the “Series A Units”), or Series B Convertible Preferred Units (the “Series B Units” and, together with the Series A Units, the "Preferred Units") in your name, you can submit your proxy in the following manners:
By Internet—Unitholders who received a notice about the Internet availability of the proxy materials may submit proxies over the Internet by following the instructions on the notice. Unitholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
By Mail—Unitholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying postage paid envelope. Proxy cards must be received by us before voting begins at the special meeting.
If you hold Preferred Units or Common Units (referred to collectively herein as “Units”) through someone else, such as a bank, broker or other nominee, you may receive material from them asking you how you want to vote your Units.
You may revoke your proxy at any time prior to its exercise by:

•	Giving written notice of the revocation to our corporate secretary;

•	Appearing and voting in person at the special meeting;

•	Properly voting again by Internet at a subsequent time; or

•	Properly submitting a later-dated proxy by delivering a later-dated proxy card to our corporate secretary.
If you attend the special meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold Units through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.
Voting Procedures and Tabulation
We will appoint one or more inspectors of election to act at the special meeting and to make a written report thereof. Prior to the special meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of Units outstanding and the voting power of each, determine the Units represented at the special meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the special meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these Units will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those Units are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Brokers and nominees do not have discretionary authority to vote with respect to the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter abstained from.
Approval of the proposal to approve the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan requires the affirmative vote of a majority of the Units (including the Series A Units and Series B units, which vote on an as-converted basis) present in person or represented by proxy and entitled to be voted on the proposal. With regard to such proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.
Our General Partners owned 1,349,609 Series B Units, or approximately 3.29% of the Units, on an as-converted basis, outstanding and entitled to vote at the special meeting, as of the record date (the "GP Units"). High Point Infrastructure Partners, LLC ("HPIP"), which controls our General Partner, owned 6,447,957 Series A Units, or approximately 15.73% of the Units, on an as-converted basis, outstanding and entitled to vote at the special meeting, as of the record date (the "HPIP Units"). Magnolia Infrastructure Partners, LLC (“Magnolia”), which controls HPIP, owned 2,762,503 Series A Units and 618,921 Common Units, or approximately 6.74% of the Units, on an as-converted basis, outstanding and entitled to vote at the special meeting, as of the record date (the "Magnolia Units" and, together with the GP Units and the HPIP Units, the “ArcLight Units”). In total, there are 11,178,990 ArcLight Units, or approximately 27.27% of the Units, on an as-converted basis, outstanding and entitled to vote at the special meeting, as of the record date, ArcLight Capital Partners, LLC (“ArcLight”), which indirectly controls Magnolia, HPIP and our General Partner, has stated its intention to cause each of Magnolia, HPIP and our General Partner to vote their respective ArcLight Units in favor of the proposal. Because the approval of the proposal by ArcLight is not sufficient to approve the proposal, we encourage you to take part in the decision process by voting by proxy or at the special meeting.
VOTING SECURITIES
Only holders of record of Common Units and Preferred Units at the close of business on [date], the record date for the special meeting, are entitled to notice of and to vote at the special meeting. On the record date for the special meeting, there were 30,426,380 Common Units, 9,210,460 Series A Units and 1,349,609 Series Units outstanding and entitled to be voted at the special meeting, totaling 40,986,449 Units outstanding, on an as-converted basis, and entitled to be voted at the special meeting. The holders of the Units will vote together as a single class. A majority of such Units, present in person or represented by proxy, is necessary to constitute a quorum. Each Common Unit is entitled to one vote and each Preferred Unit is entitled to one vote for each Common Unit such Preferred Unit is convertible into.
PROPOSAL: APPROVAL OF THE THIRD AMENDED AND RESTATED
AMERICAN MIDSTREAM GP, LLC LONG-TERM INCENTIVE PLAN
General Description of the Third Amendment and Restatement
Our Board of Directors believes that it is important to have equity-based incentives available to attract and retain qualified outside directors, employees, consultants and independent contractors who are essential to the success of the Partnership and its affiliates and that it is important to link the interests and efforts of such persons to the long-term interest of the unitholders of the Partnership. Accordingly, in 2009, our Board of Directors adopted the American Midstream GP, LLC Long-Term Incentive Plan (as it may be amended and restated from time to time, the "Plan"), which has been amended and restated since its initial adoption.
As of November 25, 2015, approximately 394,658 Common Units remained available for future issuance under the Plan to employees, consultants, independent contractors and directors. On November 19, 2015, subject to unitholder approval, the Compensation Committee of the Board of Directors (the "Compensation Committee") and the Board of Directors approved the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan, which increased the number of Common Units authorized for issuance under the Plan by 6,000,000 Common Units to an aggregate of 7,175,352 Common Units, which will increase the number of Common Units that remain available for awards under the Plan to 6,394,658 Common Units.
Our unitholders are being requested to approve the Third Amended and Restated Plan at the special meeting.
Description of the Third Amended and Restated Plan

The following summary of the principal features of the Third Amended and Restated Plan is qualified in its entirety by the specific language of the Third Amended and Restated Plan, a copy of which is attached as Exhibit A to this proxy statement.
General
The purposes of the Third Amended and Restated Plan are to promote the interests of the Partnership by providing to (i) employees, consultants and independent contractors of our General Partner and (ii) outside directors of our Board of Directors, who perform services for the Partnership, incentive compensation to enhance the ability of our General Partner to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its limited partners. Awards to participants under the Third Amended and Restated Plan may be made in the form of options, restricted units, unit appreciation rights, phantom units, distribution equivalent rights (“DERs”), unit awards and other unit-based awards.
Units Subject to the Third Amended and Restated Plan
Under the Third Amended and Restated Plan, a maximum of 6,000,000 Common Units may be issued to participants. As of November 25, 2015 and prior to the amendment and restatement described herein, approximately 394,658 Common Units remained available under the Plan for future issuance to participants. The Third Amended and Restated Plan provides for the award of options, restricted units, unit appreciation rights, phantom units, DERs, unit awards and other unit-based awards (collectively, "Awards") of up to 6,000,000 Common Units, of which 6,000,000 Common Units remain available for future issuance to participants.
The maximum number of Common Units set forth above is subject to appropriate adjustment in the event of a recapitalization of the capital structure of the Partnership or a reorganization of the Partnership. Common Units underlying Awards that are forfeited, terminated or expire unexercised become immediately available for additional Awards under the Third Amended and Restated Plan.
As of [Date], the last reported sale price of Common Units on NYSE was [$ ].
Administration and Eligibility
The Compensation Committee will administer the Third Amended and Restated Plan. The administrator has the power to determine the terms of the Awards granted, including the exercise price of the options (which shall be equal to at least 100% of the fair market value of the Common Units underlying the options on the date of grant), the exercisability thereof and the form of consideration payable upon exercise, and the number of Common Units subject to each Award. In addition, the administrator has the authority to grant waivers of Plan terms, conditions, restrictions and limitations, and the administrator or our Board of Directors may amend, suspend or terminate the Third Amended and Restated Plan, provided that no such change in any Award may materially reduce the benefit to a participant without the consent of such participant. Awards may be granted to employees, independent contractors and consultants of our General Partner and to outside directors of our General Partner.
Awards
The LTIP provides for awards of (i) options to purchase Common Units, (ii) restricted Common Units, (iii) unit appreciation rights, (iv) phantom units, (v) DERs, (vi) unit awards and (vii) other unit-based awards to eligible participants. All awards, further described below, are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its discretion, subject to such limitations that are set forth in the LTIP. The number of Common Units subject to any award is also determined by the Committee in its discretion. The Board or Committee will also have the authority to determine the recipients to whom options shall be granted, provided that for purposes of compliance with Section 409A of the Code, only employees of us and our 50% owned subsidiaries are eligible for awards of options or unit appreciation rights. The term of each award will be for a period as determined by the Committee, but may not exceed 10 years.
In the event of a change in control, recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of or involving us, any change in accounting principles affective our financial statements, the Committee, in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP or an outstanding award or mitigate any unfavorable accounting consequences, may: (i) provide for either (a) the cancellation and termination of any award in exchange for an amount of cash, other property or securities equal to the amount that would have been attained upon the exercise of the award or realization of the participant’s rights or (b) the replacement of the award with or the conversion of the award into cash or other securities with other rights or property selected by the Committee in its sole discretion; (ii) provide that the award be assumed by the successor or survivor entity or be exchanged for similar options with appropriate adjustments as to the number and kind of equity interests and prices; (iii) make adjustment in the number and type of units (or other securities or property) subject to outstanding awards, in the number and kind of outstanding awards or in the terms and conditions of, and the vesting and performance criteria included in, outstanding awards, or both; (iv) provide that such award may be exercisable or payable; and (v) provide that the award cannot be exercised or become payable after such event. The Committee will not make any such adjustments to the extent that such action would cause (a) the application of Section 409A of the Code to the award or (b) create adverse tax consequences under Section 409A of the Code should that Code section apply to the award.
Other Provisions
Except as required by applicable law or the rules of the principal securities exchange on which the Common Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the LTIP in any manner, including increasing the number of Common Units available for awards under the LTIP, without the consent of any partner, participant, other holder or beneficiary of an award, or other person. The Committee may also, in its discretion, waive any conditions or rights under, amend any terms of, or alter any award theretofore granted, provided no change, other than pursuant to the following paragraph, in any award shall materially reduce the benefit to participant without the consent of such participant.
Plan Benefits
Because the granting of Awards under the Third Amended and Restated Plan is at the discretion of the Compensation Committee, it is not now possible to determine which persons (including outside directors, officers, employees, independent contractors and consultants of our General Partner) may be granted Awards. Also, it is not now possible to estimate the number of Common Units that may be awarded.
U.S. Federal Income Tax Consequences
The following is a general description of the current federal income tax consequences of awards granted under the LTIP.
Options. There are no federal income tax consequences to optionees upon the grant of an option to purchase Common Units under the LTIP. Generally, upon the exercise of an option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the Common Units on the date of exercise over the option price paid for the Common Units.
Restricted Units. The recipient of a restricted unit award will not recognize income upon the grant of restricted units if such units are subject to a substantial risk of forfeiture for federal income tax purposes. If the recipient makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the transfer of the restricted units to him or her, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of the units at the time of transfer over the amount paid, if any, by the recipient for the units. In addition, after the Section 83(b) election, the recipient will be treated as a unitholder for tax purposes.
If the recipient does not make a Section 83(b) election, the recipient will recognize ordinary income when the forfeiture restrictions lapse, in an amount equal to the excess of the fair market value of the Common Units on the date the forfeiture restrictions lapse over the amount paid, if any, for the Common Units. A recipient that does not make a Section 83(b) election will not be treated as a unitholder for tax purposes until the forfeiture restrictions lapse.
Unit Appreciation Rights. The recipient of a unit appreciation right will not recognize income at the time of the award. Upon exercise of a unit appreciation right, the recipient will recognize ordinary income equal to the fair market value of any cash or Common Units received.
Phantom Units. The recipient of a phantom unit award will not recognize income at the time of the award. Upon the payment of cash or transfer of Common Units in satisfaction of the award, the recipient will recognize ordinary income equal to the fair market value of any cash or Common Units received.
Distribution Equivalent Rights. The recipient of a DER will not recognize income at the time of the award. Upon a distribution with respect to a DER, the recipient will recognize ordinary income equal to the fair market value of any cash or Common Units received.
Unit Awards. The recipient of a unit award will recognize ordinary income upon the receipt of Common Units in satisfaction of the award, in an amount equal to the fair market value of the Common Units received
Interested Persons
Employees, consultants and independent contractors of the Partnership, our General Partner or any of their affiliates, as well as the outside directors of our Board of Directors, will be eligible to receive awards under the Third Amended and Restated Plan if it is approved. Accordingly, the members of our Board of Directors and our executive officers have an interest in the passage of the Proposal.
Recommendation and Required Affirmative Vote
The affirmative vote of the holders of a majority of our Units outstanding as of the record date and entitled to vote at the special meeting is required for approval of the proposal to adopt the Third Amended and Restated Plan. Our Board of Directors believes that the Third Amended and Restated Plan is in the best interests of the Partnership and its unitholders, and should be approved for the following reasons:

•
The adoption of the Third Amended and Restated Plan will aid in attracting and retaining key individuals who are important to our success and will motivate such individuals to exert maximum efforts for our success;

•
The Third Amended and Restated Plan provides a means whereby such key individuals may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership; and

•	The Third Amended and Restated Plan is intended to align potential increases in compensation of such key individuals to our financial results that generally drive the value of our Common Units.
 Accordingly, our Board of Directors unanimously recommends that you vote "FOR" approval of Proposal One.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS
The following table sets forth certain information regarding the beneficial ownership of units as of November 25, 2015 and the related transactions by:

•	each person who is known to us to beneficially own 5% or more of such units to be outstanding;

•	our General Partner;

•	each of the directors and named executive officers of our General Partner; and

•	all of the directors and executive officers of our General Partner as a group.

All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more unitholders as the case may be.

Our General Partner is owned 95% by HPIP and 5% by AIM Midstream Holdings. ArcLight controls HPIP. AIM Universal Holdings, LLC, a Delaware limited liability ("AIM") holds an aggregate 84.4% indirect interest in AIM Midstream Holdings.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or investment power," which includes the power to dispose of or to direct the disposition of such security. In computing the number of Common Units beneficially owned by a person and the percentage ownership of that person, Common Units subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 25, 2015, if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Preferred Series A Units Beneficially Owned	Series B Units Beneficially Owned (a)	Percentage of Total Common and Preferred Series A and Series B Units Beneficially Owned
ArcLight Capital Partners, LLC (b)	618,921	*	9,210,460	1,349,609	27.3%
High Point Infrastructure Partners, LLC (b)	618,921	*	9,210,460	1,349,609	27.3%
Energy Spectrum Securities Corp (c)	6,468,529	21.3%	—	—	*
Neuberger Berman LLC (d)	3,807,352	12.5%	—	—	*
Oppenheimer Funds, Inc. (e)	3,035,509	10.0%	—	—	*
Salient Capital Advisors, LLC (f)	1,282,540	4.2%	—	—	*
Stephen W. Bergstrom (g)	44,208	*	—	—	*
Daniel C. Campbell (g)	19,168	*	—	—	*
William B. Mathews (g)	55,242	*	—	—	*
Matthew W. Rowland (g)	17,364	*	—	—	*
Kevin J. Sullivan (g)(h)	676,743	2.2%	—	—	*
Robert W. Bourne (h)(i)	661,743	2.9%	—	—	*
Daniel R. Revers (a)(g)	618,921	*	9,210,460	1,349,609	27.3%
John F. Erhard (g)	—	*	0	0	*
Donald R. Kendall Jr. (g)	18,675	*	—	—	*
Rose M. Robeson (g)	6,119	*	—	—	*
Joseph W. Sutton (g)	—	*	—	—	*
Lucius H. Taylor (g)	—	*	—	—	*
Gerald A. Tywoniuk (g)(j)	15,530	*	—	—	*
All directors and executive officers as a group (consisting of 14 persons)	1,471,970	4.8%	9,210,460	1,349,609	29.4%

*	An asterisk indicates that the person or entity owns less than one percent.

(a)
The Series B Units are held by American Midstream GP, LLC, our General Partner, which is controlled by High Point Infrastructure Partners, LLC (“HPIP”), which is in turn controlled, indirectly, by ArcLight Capital Partners, LLC (“ArcLight Partners”). HPIP and ArcLight Capital Partners disclaim ownership of the Series B Units except to their extent of the pecuniary interest therein.

(b)
ArcLight Capital Holdings, LLC (“ArcLight Holdings”) is the sole manager and member of ArcLight Partners. ArcLight Holdings is the investment adviser to ArcLight Energy Partners Fund V, L.P. (“Fund V”) and ArcLight PEF GP V, LLC (“Fund GP”) is the general partner of Fund V. HPIP is controlled by Magnolia Infrastructure Partners, LLC (“Magnolia”), which is in turn controlled by Fund V (collectively, HPIP, Magnolia, Fund V, Fund GP, ArcLight Holdings and ArcLight Partners are the “ArcLight Entities”). ArcLight Partners is the manager of the general partner of Fund V. Mr. Revers is a manager of ArcLight Holdings and a managing partner of ArcLight Partners and has certain voting and dispositive rights as a member of ArcLight Partners’ investment committee. Fund V, through indirectly controlled subsidiaries, owns approximately 90% of the ownership interest in HPIP, which in turn owns 95% of the General Partner. As a result, the ArcLight Entities and Mr. Revers may be deemed to indirectly beneficially own the securities of the Issuer held by HPIP and the General Partner, but disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The address for this person or entity is 200 Claredon Street, 55th Floor, Boston, MA 02117.

(c)
Energy Spectrum Securities Corporation (“ESSC”) owns 100% of the issued and outstanding membership interest of Energy Spectrum VI, LLC, a Texas limited liability company (“ESLLC”), which serves as the general partner of Energy Spectrum Capital VI LP, a Delaware limited partnership (“ESCLP”), which serves as the general partner of Energy Spectrum Partners VI LP, a Delaware limited partnership (“ESP” and together with ESSC, ESLLC, and ESCLP, the “Energy Spectrum Entities”). ESP is the record holder of the Common Units and has a direct pecuniary interest in such Common Units. ESSC, ESLLC, and ESCLP beneficially own the Common Units for the purposes of Section 13(d) of the Exchange Act and have an indirect pecuniary interest in such Common Units. The address for this person or entity is 5956 Sherry Lane, Suite 900, Dallas, TX 75225. This information is based solely on information included in the Schedule 13G/A filed by the beneficial owner on October 24, 2014.

(d)
The address for this person or entity is 605 Third Avenue, New York, NY 10158. This information is based solely on information included in the Schedule 13G/A filed by the beneficial owner on October 9, 2015.

(e)
The address for this person or entity is Two World Financial Center, 225 Liberty Street, New York, NY 10281. This information is based solely on information included in the Schedule 13G filed by the beneficial owner on October 13, 2015.

(f)
The address for this person or entity is 4265 San Felipe, 8th Floor, Houston, TX 77027. This information is based solely on information included in the Schedule 13G/A filed by the beneficial owner on October 13, 2015.

(g)	The address for this person or entity is c/o American Midstream Partners, LP, 1400 16th Street, Suite 310, Denver, CO 80202.

(h)
Includes 15,000 units held directly by Mr. Sullivan. Mr. Sullivan is a member of Costar Midstream Energy LLC but disclaims beneficial ownership of such units except to the extent of his pecuniary interest therein. Of the 661,743 units held by Costar Midstream Energy LLC, 237,342 are currently being held in escrow and a subject to forfeiture to satisfy claims arising as a result of breaches of certain representations and warranties contained in that certain Purchase and Sale Agreement, dated as of October 13, 2014, by and between Costar Midstream Energy LLC, Energy Spectrum Partners VI LP and American Midstream, LLC. The address for this person or entity is c/o American Midstream Partners, LP, 1400 16th Street, Suite 310, Denver, CO 80202.

(i)
Mr. Bourne is a member of Costar Midstream Energy LLC but disclaims beneficial ownership of such units except to the extent of his pecuniary interest therein. Of the 661,742 units held by Costar Midstream Energy LLC, 237,342 are currently being held in escrow and a subject to forfeiture to satisfy claims arising as a result of breaches of certain representations and warranties contained in that certain Purchase and Sale Agreement, dated as of October 13, 2014, by and between Costar Midstream Energy LLC, Energy Spectrum Partners VI LP and American Midstream, LLC. The address for this person or entity is c/o American Midstream Partners, LP, 1400 16th Street, Suite 310, Denver, CO 80202.

(j)	The units are held in The Gerald Allen Tywoniuk Trust dated June 25, 2010, for which Mr. Tywoniuk is the trustee

The percentage of units beneficially owned is based on a total of 30,426,830Common Units, 9,210,460 Series A Units, and 1,349,609 Series B Units, as applicable, outstanding at November 25, 2015.

Securities Authorized for Issuance Under Equity Compensation Plans

Our General Partner manages our operations and activities and employs the personnel who provide support to our operations. On November 2, 2009, the board of directors of our General Partner adopted a long-term incentive plan for its employees, consultants and directors who perform services for it or its affiliates. On May 25, 2010, the board of directors of our General Partner adopted an amended and restated long-term incentive plan. On July 11, 2012, the board of directors of our General Partner adopted a second amended and restated long-term incentive plan that effectively increased available awards by 871,750 units. At December 31, 2014, 2013 and 2012, there were 688,976, 855,089 and 920,193 units, respectively, available for future grant under the LTIP.

EXECUTIVE COMPENSATION
Our General Partner, under the direction of the Board is responsible for managing our operations and employs all of the employees that operate our business. The compensation payable to the officers of our General Partner is paid by our General Partner and such payments are reimbursed by us on a dollar-for-dollar basis.
The following is a discussion of the compensation policies and decisions of the Compensation Committee of the Board, with respect to the following individuals, who were executive officers of our General Partner and referred to as the "named executive officers" for the fiscal year ended December 31, 2014:

•	Stephen W. Bergstrom, President and Chief Executive Officer;

•	Daniel C. Campbell, Senior Vice President and Chief Financial Officer;

•	Matthew W. Rowland, Senior Vice President and Chief Operating Officer;

•	Kevin J. Sullivan, Executive Vice President;

•	Robert W. Bourne, Senior Vice President of Business Development; and

•	William B. Mathews, Senior Vice President and Chief Legal Officer, General Counsel and Secretary.
Our compensation program is designed to recognize key managers are critical to our Partnership's profitability and growth. We utilize compensation to attract and retain management talent and to motivate key employees to focus consistently on growth and value creation. In addition, our compensation program aligns incentives for management and unitholders, focusing on long-term value creation rather than short-term gain. To do this, our compensation program for key managers is made up of the following main components: i) base salary, designed to compensate our executives for work performed during the fiscal year; ii) short-term incentive programs, designed to reward our executives for our yearly performance and for their individual performances during the fiscal year; and iii) equity-based awards, meant to align our executives interests with our long-term performance.
This section should be read together with the compensation tables that follow, which disclose the compensation awarded to, earned by or paid to the named executive officers with respect to the three years ended December 31, 2014.
Role of the Board, the Compensation Committee and Management
The Board has appointed the Compensation Committee to assist the Board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers of the General Partner. The Compensation Committee has overall responsibility for evaluating and approving our compensation plans, policies and programs, setting the compensation and benefits of executive officers, and granting awards under and administering our equity compensation plans. The Compensation Committee is charged with, among other things, establishing compensation practices and programs that are i) designed to attract, retain and motivate exceptional leaders, ii) structured to align compensation with our overall performance and growth in distributions to unitholders, iii) implemented to promote achievement of short-term and long-term business objectives consistent with our strategic plans, and iv) applied to reward performance.
As described in further detail below under "— Elements of the Compensation Programs," the compensation programs for our executive officers consist of base salaries, annual incentive bonuses and awards under the American Midstream GP, LLC, Long-Term Incentive Plan, which we refer to as our LTIP, currently in the form of equity-based phantom units, as well as other customary employment benefits such as a 401(k) plan, and health and welfare benefits. We expect that total compensation of our executive officers and the components of compensation and allocation among components of their annual compensation will be reviewed on at least an annual basis by the Compensation Committee.
During 2014, the Compensation Committee discussed executive compensation issues at several meetings, and the Compensation Committee expects to hold additional executive compensation-related meetings in 2015 and future years. Topics discussed and to be discussed at these meetings included and will include, among other things, i) assessing the performance of the Chief Executive Officer, or the CEO, with respect to our results for the prior year, ii) reviewing and assessing the personal performance of the executive officers and other key managers for the preceding year and iii) determining the amount of the bonus pool to be paid to our executives and other key managers for a given year after taking into account the target bonus amounts established for those executives and other key managers at the outset of the year. In addition, at these meetings, and after taking into account the recommendations of our CEO only with respect to executive officers and key managers other than our CEO, base salary levels and target bonus amounts (representing the bonus that may be awarded expressed as a dollar amount or as a percentage of base salary for the year) for our executive officers will be established by the Compensation Committee. In addition, the Compensation Committee will make its decisions with respect to any awards under the LTIP and recommended awards to the Board. Our CEO will provide periodic recommendations to the Compensation Committee regarding the performance and compensation of the other named executive officers as well as the amounts allocated to the short-term incentive plan and LTIP compensation pools.
Compensation Objectives and Methodology

The principal objective of our executive compensation program is to attract and retain individuals of demonstrated competence, experience and leadership who share our business aspirations, values, ethics and culture. A further objective is to provide incentives to and reward our executive officers and other key employees for positive contributions to our business and operations, and to align their interests with our unitholders' interests.
In setting our compensation programs, we consider the following objectives:

•	to create unitholder value through sustainable earnings and cash available for distribution;

•	to provide a significant percentage of total compensation that is "at-risk" or variable;

•	to encourage significant equity holdings to align the interests of executive officers and other key employees with those of unitholders;

•	to provide competitive, performance-based compensation programs that allow us to attract and retain superior talent; and

•	to develop a strong linkage between business performance, safety, environmental stewardship, cooperation and executive compensation.
Taking account of the foregoing objectives, we structure total compensation for our executives to provide a guaranteed amount of cash compensation in the form of base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and individual performance of the executives, in the form of discretionary annual bonuses. We also seek to provide a portion of total compensation in the form of equity-based awards under our LTIP, in order to align the interests of executives and other key employees with those of our unitholders and for retention purposes.
Compensation decisions for individual executive officers are the result of the subjective analysis of a number of factors, including the individual executive officer's experience, skills or tenure with us and changes to the individual executive officer's position. In evaluating the contributions of executive officers and our performance, although no pre-determined numerical goals were established, a variety of financial measures have been generally considered, including non-GAAP financial measures used by management to assess our financial performance, such as adjusted EBITDA and cash available for distribution. For a definition of adjusted EBITDA and a reconciliation to its most directly comparable financial measure calculated and presented in accordance with GAAP and a discussion of how we use adjusted EBITDA to evaluate our operating performance, please read "Management's Discussion and Analysis —How We Evaluate Our Operations." In addition, a variety of factors related to the individual performance of the executive officer were taken into consideration.
In making individual compensation decisions, the Compensation Committee historically has not relied on pre-determined performance goals or targets. Instead, determinations regarding compensation have resulted from the exercise of judgment based on all reasonably available information and, to that extent, were discretionary. The amount of each executive officer's current compensation will be considered as a base against which determinations are made as to whether increases are appropriate to retain the executive officer in light of competition or in order to provide continuing performance incentives. Subject to the provisions contained in the executive officer's employment agreement, if any, the Compensation Committee has discretion to adjust any of the components of compensation to achieve our goal of recruiting, promoting and retaining executive officers and key individuals with the skills necessary to execute our business strategy and develop, grow and manage our business.
The Compensation Committee has also utilized benchmarking compensation levels across a range of publicly traded Master Limited Partnerships operating in the midstream market to inform specific award levels for Named Executive Officers and key managers. Going forward, we expect that the Compensation Committee will make compensation decisions taking into account trends occurring within our industry, including from a peer group of companies, which we expect will include, but not be limited to, the following similar publicly traded partnerships: Atlas Pipeline Partners LP, Blueknight Energy Partners LP, Crestwood Midstream Partners LP, Eagle Rock Energy Partners LP, Genesis Energy LP, JP Energy Partners LP, Martin Midstream Partners LP, QEP Midstream Partners LP, and Rose Rock Midstream, LP.
Elements of the Compensation Programs
Overall, the executive officer compensation programs are designed to be consistent with the philosophy and objectives set forth above. The principal elements of our executive officer compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation element.

Element	Characteristics	Purpose
Base Salaries
Fixed annual cash compensation. Executive officers are eligible for periodic increases in base salaries. Increases may be based on performance or such other factors as the Compensation Committee may determine.
Keep our annual compensation competitive with the defined market for skills and experience necessary to execute our business strategy.
Annual Incentive Bonuses
Performance-related annual cash incentives earned based on our objectives and individual performance of the executive officers. Increases or adjustments may be made based on both company and individual performance or such factors as the Compensation Committee may determine.

Align performance to our objectives that drive our business and reward executive officers for achieving our yearly performance objectives and for their individual contributions to these objectives during the fiscal year.

Equity-Based Awards (Phantom-units and Distribution Equivalent Rights)
Performance-related, equity-based awards granted at the discretion of the Compensation Committee. Awards are based on our performance and we expect that, going forward, and take into account competitive practices at peer companies. Grants typically consist of phantom units that vest ratably over four years and may be settled upon vesting with either a net cash payment or an issuance of Common Units, at the discretion of the Board. Historically, the Board has issued Common Units upon vesting of phantom units. Distribution Equivalent Rights, or DERs, have not been granted as part of the 2014 LTIP, but future awards may be eligible for DERs at the discretion of the Compensation Committee and approval by the Board.

Align interests of executive officers with unitholders and motivate and reward executive officers to increase unitholder value over the long term. Ratable vesting over a four-year period is designed to facilitate retention of executive officers. Issuance of Common Units upon vesting encourages equity ownership in order to align interests of executive officers with those of unitholders.

Retirement Plan
Qualified retirement plan benefits are available for our executive officers and all other regular full-time employees. At our formation, we adopted and are maintaining a tax-deferred or after-tax 401(k) plan in which all eligible employees can elect to defer compensation for retirement up to IRS imposed limits. The 401(k) plan permits us to make annual discretionary matching contributions to the plan. For 2014, we matched employee contributions to 401(k) plan accounts up to a maximum employer contribution of 5% of the employee's eligible compensation.
Provide our executive officers and other employees with the opportunity to save for their future retirement.
Health and Welfare Benefits	Health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for our executive officers and all other regular full-time employees.	Provide benefits to meet the health and wellness needs of our executive officers, other employees and their families.

Base Salaries

Base salaries for our executive officers will be determined annually by an assessment of our overall financial and operating performance, each executive officer's performance evaluation and changes in executive officer responsibilities. While many aspects of performance can be measured in financial terms, senior management will also be evaluated in areas of performance that are more subjective. These areas include development and execution of strategic plans, leading the development of management and other employees, innovation and improvement in our business activities and each executive officer's involvement in industry groups and in the communities that we serve. We seek to compensate executive officers for their performance throughout the year with annual base salaries that are fair and competitive within our marketplace. We believe that executive officer base salaries should be competitive with salaries for executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and each executive officer's performance evaluation, length of service with us and previous work experience. Individual salaries have historically been established by the Compensation Committee based on the general industry knowledge and experience of its members, in alignment with these considerations, to ensure the attraction, development and retention of superior talent. Going forward, we expect that salary decisions will continue to focus on the above considerations and will also take into account relevant market data, including the market data and peer group data.
We expect that base salaries will be reviewed annually to ensure continuing consistency with market levels and our level of financial performance during the previous year. Future adjustments to base salaries and salary ranges will reflect movement in the competitive market as well as individual performance. Annual base salary adjustments, if any, for the CEO will be determined by the Compensation Committee. Annual base salary adjustments, if any, for the other executive officers will be determined by the Compensation Committee, taking into account input from the CEO.
The Compensation Committee approved the following base salaries for 2014 for the named executive officers as provided in the table below.

Name		Base Salary at the end of 2014
Stephen W. Bergstrom (a)	$	nm
Daniel C. Campbell		285,000
Matthew W. Rowland		285,000
Kevin J. Sullivan		240,000
Robert W. Bourne		240,000
William B. Mathews		245,000

(a)
Mr. Bergstrom was compensated in 2014 through an agreement with HPIP, the majority owner of our General Partner. Accordingly, during 2014 Mr. Bergstrom allocated time to HPIP and our General Partner on matters not related to the Partnership, none of which is considered compensation for services rendered in conjunction with his role as President and CEO of the Partnership.

(b)	Messrs. Sullivan and Bourne base salaries were compensated by Costar Midstream Energy, LLC prior to being employed by our General Partner in October 2014.

nm	Not meaningful

Annual Incentive Bonuses

As one way of accomplishing compensation objectives, executive officers are rewarded for their contribution to our financial and operational success through the award of discretionary annual cash incentive bonuses. Annual cash incentive awards, if any, for the CEO are determined by the Compensation Committee. Annual cash incentive awards, if any, for the other executive officers are determined by the Compensation Committee taking into account input from the CEO.

We expect to review cash bonus awards for the named executive officers annually to determine award payments for the prior fiscal year, as well as to establish target bonus amounts for the current fiscal year. At the beginning of each year, the Compensation Committee meets with the CEO to discuss partnership and individual goals for the year and what each executive is expected to contribute in order to help the partnership achieve those goals. However, the amounts of the annual bonuses have been and are determined at the discretion of the Compensation Committee with input from the CEO.

While target bonuses for our executive officers who have entered into employment agreements have been initially set at dollar amounts that are 75% to 100% of their base salaries, the Compensation Committee has had broad discretion to retain, reduce or increase the award amounts when making its final bonus determinations. Bonuses (similar to other elements of the compensation provided to executive officers) historically have not been solely based on a prescribed formula or pre-determined goals, specified performance targets but rather have been determined on a discretionary basis and generally have been based on a subjective evaluation of individual, company-wide and industry performances. Target bonus amounts for 2014 for all of the executive officers, which are specified in their employment agreements, are set forth in the table below. Please refer to "—Employment Agreements with Named Executive Officers" below for a description of the employment agreements.

The Board and the Compensation Committee believe that this approach to assessing performance results in a more comprehensive evaluation for compensation decisions. In 2014, the Compensation Committee recognized the following factors in making discretionary annual bonus recommendations and determinations:

•
a subjective company performance evaluation based on company-wide financial performance including actual EBITDA versus budgeted EBITDA to assess company performance and adjusted as needed for new acquisitions and major capital programs in 2014;

•	a subjective individual performance evaluation for executive officers and other factors the CEO may deem relevant; and

•	the scope, level of expertise and experience required for the executive officer's position.

These factors were selected as the most appropriate measures upon which to base the annual incentive cash bonus decisions because our Compensation Committee believes that they help to align individual compensation with performance and contribution. With respect to its evaluation of company-wide financial performance, although no pre-determined numerical goals are established, the Compensation Committee generally reviewed our results with respect to adjusted EBITDA as compared to operating budget and cash available for distribution in making annual bonus determinations.
Following its performance assessment, and based on our financial performance with respect to these criteria and the Compensation Committee's qualitative assessment of individual performance, the Compensation Committee determines to award the base salary and incentive bonus amounts, which may be paid in cash or Common Units, set forth in the table below to our named executive officers for performance in 2014.

Name		2014 Base Salary	2014 Target Bonus	2014 Bonus Earned
Stephen W. Bergstrom	$	nm	$—	$—
Daniel C. Campbell		285,000	213,750	271,000
Matthew W. Rowland		285,000	213,750	159,200
Kevin J. Sullivan (a)		240,000	—	—
Robert W. Bourne (a)		240,000	—	—
William B. Mathews		245,000	183,750	147,000

(a)
Messrs. Sullivan and Bourne base salaries were compensated by Costar Midstream Energy, LLC prior to being employed by our General Partner in October 2014. 2014 Bonuses earned were paid in their entirety by Costar Midstream Energy, LLC. as disclosed below. Due to the timing of their employment by our General Partner, they were not eligible for 2014 bonuses paid in 2015.

Beginning in 2014, the Compensation Committee expected that it would determine base annual incentive compensation award recommendations on additional company-wide criteria as well as industry criteria, recognizing the following factors as part of its determination of annual incentive bonuses (without assigning any particular weighting to any factor):

•	financial performance for the prior fiscal year, including adjusted EBITDA and cash available for distribution;

•	distribution performance for the prior fiscal year;

•	unitholder total return for the prior fiscal year; and

•	competitive compensation data of executive officers.

These factors were selected as the most appropriate measures upon which to base the annual cash incentive bonus decisions going forward because the Compensation Committee believes that they will most directly correlate to increases in long-term value for our unitholders.
Equity-Based Awards
Design.  The LTIP was adopted in 2009 in connection with our formation and most recently amended and restated in 2012. In adopting the LTIP, the Board recognized that it needed a source of equity to attract new members to and retain members of the management team, as well as to provide an equity incentive to other key employees and non-employee directors. We believe the LTIP promotes a long-term focus on results and aligns executive and unitholder interests. As part of this initial formation, we granted phantom units with associated DERs to provide long-term incentives to our named executive officers. DERs enabled the recipients of phantom unit awards to receive cash distributions on our phantom units to the same extent generally as unitholders receive cash distributions on our Common Units. Units awarded as part of the 2014 LTIP will not be eligible for DERs. Future awards may be eligible for DERs. The CEO may recommend to the Compensation Committee the distribution of DERs associated with subsequent awards but payout of DERs must be approved by the Board.
The LTIP is designed to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to our success. Long-term incentive compensation in the form of equity grants are used to provide incentives for performance that leads to enhanced unitholder value, encourage retention and closely align the executive officers' interests with unitholders' interests. Equity grants provide a vital link between the long-term results achieved for our unitholders and the rewards provided to executive officers and other key employees.

Phantom Units.  The only awards made under the LTIP since its adoption have been phantom units. A phantom unit is a notional unit granted under the LTIP that entitles the holder to receive an amount of cash equal to the fair market value of one common unit upon vesting of the phantom unit, unless the Board elects to pay such vested phantom unit with a common unit in lieu of cash. Historically, our Board has always issued Common Units instead of cash. Unless an individual award agreement provides otherwise, the LTIP provides that unvested phantom units are forfeited at the time the holder terminates employment or board membership, as applicable. The terms of the award agreements of our named executive officers provide that a termination due to death or long-term disability results in full acceleration of vesting. In general, phantom units awarded under our LTIP vest as to 25% of the award on each of the first four anniversaries of the date of grant.

Equity-Based Award Policies.  The LTIP is administered by the board of directors of our General Partner. The board of directors of our General Partner, at its discretion, may elect to settle such vested phantom units with a number of units equivalent to the fair market value at the date of vesting in lieu of cash. Although our General Partner has the option to settle in cash upon the vesting of phantom units, our General Partner has not historically settled these awards in cash. Although other types of awards are contemplated under the LTIP, the only currently outstanding awards are phantom units without DERs.
Generally, grants issued under the LTIP vest in increments of 25% on each grant anniversary date and do not contain any vesting requirements other than continued employment. Ownership in the awards is subject to forfeiture until the vesting date.

Deferred Compensation. Tax-qualified retirement plans are a common way that companies assist employees in preparing for retirement. We provide our eligible executive officers and other employees with an opportunity to save for their retirement by participating in our 401(k) savings plan. The 401(k) plan allows executive officers and other employees to defer compensation (up to IRS imposed limits) for retirement and permits us to make annual discretionary matching contributions to the plan. For 2014, we matched employee contributions to 401(k) plan accounts up to a maximum employer contribution of 5% of the employee's eligible compensation. Decisions regarding this element of compensation do not impact any other element of compensation.

Other Benefits. Each of the named executive officers is eligible to participate in our employee benefit plans which provide for medical, dental, vision, disability insurance and life insurance benefits, which are provided on the same terms as available generally to all salaried employees. In 2014 and 2013, no perquisites were provided to the named executive officers.
Recoupment Policy. We currently do not have a recoupment policy applicable to annual incentive bonuses or equity awards. The Compensation Committee expects to continue to evaluate the need to adopt such a policy in 2015, in light of current legislative policies as well as economic and market conditions.
Employment and Severance Arrangements. The Board and the Compensation Committee consider the maintenance of a sound management team to be essential to protecting and enhancing our best interests. To that end, we recognize that the uncertainty that may exist among management with respect to their "at-will" employment with our General Partner may result in the departure or distraction of management personnel to our detriment. Accordingly, our General Partner previously entered into employment agreements with each of Messrs. Campbell and Rowland, which contain severance arrangements that we believed were appropriate to encourage the continued attention and dedication of members of our management. These employment agreements are described more fully below under "— Existing Employment Agreements with Named Executive Officers."
Summary Compensation Table for the Three Years ended December 31, 2014
The following table sets forth certain information with respect to the compensation paid to the named executive officers for the three years ended December 31, 2014 .

	Year		Salary	Bonus	Unit Awards (a)	All Other Compensation	Total Compensation
Stephen W. Bergstrom	2014	$	nm	$—	$—	$—	$—
Executive Chairman, President and Chief Executive Officer	2013		nm	—	—	—	—
	2012
Daniel C. Campbell	2014		285,000	250,000	352,492	—	887,492
Senior Vice President and Chief Financial Officer	2013		235,000	132,000	213,230	—	580,230
	2012		162,692	—	214,000	—	376,692
Matthew W. Rowland	2014		285,000	250,000	352,492	—	887,492
Senior Vice President and Chief Operating Officer	2013		122,577	—	527,000	—	649,577
	2012
Kevin J. Sullivan (b)	2014		240,000	150,000	—	—	390,000
Executive Vice President	2013		240,000	120,000	—	—	360,000
	2012		215,000	—	—	—	215,000
Robert W. Bourne (b)	2014		240,000	150,000	—	—	390,000
Senior Vice President of Business Development	2013		240,000	120,000	—	—	360,000
	2012		240,000	—	—	—	240,000
William B. Mathews	2014		245,000	150,000	236,593	—	631,593
Vice President Legal Affairs, General Counsel and Secretary	2013		215,750	—	214,500	—	430,250
	2012		215,000	91,000	—	—	306,000

(a)
Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each phantom unit awards granted in each of the three years ended December 31, 2014 , computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are included in Note 16 "Long-term Incentive Plan" to our audited consolidated financial statements included in this Form 10-K.

(b)
Messrs. Sullivan and Bourne base salaries were compensated by Costar Midstream Energy, LLC prior to being employed by our General Partner in October 2014. 2014 Bonuses earned were paid in their entirety by Costar Midstream Energy, LLC.

Grants of Plan-Based Awards for 2014

		Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Unit Awards ($)
Name	Grant Date	Threshold #	Target #	Maximum #
Stephen W. Bergstrom	—	—	—	—	$—
Daniel C. Campbell	02/19/2014	—	—	14,848	352,492
Matthew W. Rowland	02/19/2014	—	—	14,848	352,492
Kevin J. Sullivan	—	—	—	—	—
Robert W. Bourne	—	—	—	—	—
William B. Mathews	02/19/2014	—	—	9,966	236,593

Employment Agreements with Named Executive Officers

Our General Partner has entered into employment agreements with certain of our named executive officers. Each of the employment agreements has an initial term of two years, which will be automatically extended for successive one year terms until either party elects to terminate the agreement by giving written notice at least 90 days prior to the end of the expiration of the initial or extended term, as applicable. The base salary and target bonus amounts set forth in such employment agreements are shown in the table below. The employment agreements provide that the base salary may be increased but not decreased (except for a decrease that is consistent with reductions taken generally by other executives of our General Partner). The agreements provide that the executive will be provided with the opportunity to earn an annual cash bonus, a certain percent of which will be conditioned and determined on the attainment of personal performance goals and the balance of which will be conditioned and determined on the attainment of organizational performance goals, in each case as set by, and based on performance criteria established by, the Compensation Committee. The employment agreements also provide that the executive may also be eligible to receive awards under the LTIP as determined by the Compensation Committee.

Each employment agreement also contains certain confidentiality covenants prohibiting each executive officer from, among other things, disclosing confidential information relating to our General Partner or any of its affiliates, including us. The employment agreements also contain non-competition and non-solicitation restrictions, which apply during the term of the executive's employment with our General Partner and, with certain exceptions, continue for a period of 12 months following termination for any reason.

The employment agreements also provide for, among other things, the payment of severance benefits under certain circumstances. Please refer to "— Potential Payment Upon Termination or Change in Control — Employment Agreements with Named Executive Officers" below for a description of these benefits under the employment agreements.
Outstanding Equity-Based Awards at December 31, 2014
The following table provides information regarding outstanding split adjusted equity-based awards held by the named executive officers as of December 31, 2014 . All such equity-based awards consist of phantom units granted under the LTIP.

	Unit Awards
Name	Number of Phantom Units that Have Not Vested	Market Value of Phantom Units that Have Not Vested (a)
Stephen W. Bergstrom	—	$—
Daniel C. Campbell	18,078	356,317
Matthew W. Rowland	31,515	621,161
Kevin J. Sullivan (b)	—	—
Robert W. Bourne (b)	—	—
William B. Mathews	13,216	260,487

(a)
The market value of phantom units that had not vested as of December 31, 2014, is calculated based on the fair market value of our Common Units as of December 31, 2014, which was $19.71 multiplied by the number of unvested phantom units. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Equity-Based Awards."

(b)	Messrs. Sullivan and Bourne became employees of our General Partner in the acquisition of Costar Midstream in October 2014.

Units Vested in 2014
The following table shows the split adjusted phantom unit awards that vested during 2014 .

	2014
Name	Number of Units Acquired on Vesting	Fair Market Value per Unit Upon Vesting	Value Realized on Vesting (a)
Stephen W. Bergstrom	—	$—	$—
Daniel C. Campbell
03/01/2014 vest	3,231	23.52	75,993
05/01/2014 vest	5,000	27.07	135,350
Matthew W. Rowland
08/22/2014 vest	8,333	30.00	249,990
Kevin J. Sullivan (b)	—	—	—
Robert W. Bourne (b)	—	—	—
William B. Mathews
03/01/2014 vest	3,250	23.52	76,440
03/02/2014 vest	3,130	23.52	73,618

(a)	The value realized upon vesting of phantom units is calculated based on the fair market value of our Common Units at the applicable vesting date.

(b)	Messrs. Sullivan and Bourne became employees of our General Partner in the acquisition of Costar Midstream in October 2014.

Long-Term Incentive Plan

The Board has adopted two LTIPs for employees, consultants and directors of our General Partner and affiliates who perform services for us. The plans provide for the issuance of options, unit appreciation rights, restricted units, phantom units, other unit-based awards, unit awards or replacement awards, as well as tandem DERs granted with respect to an award. To date, only phantom units, some with DERs, have been issued under the LTIPs. Currently, outstanding awards are phantom units without DERs.

As of December 31, 2014, 201,132 unvested phantom units were outstanding under our LTIPs. A phantom unit is a notional unit granted under the LTIPs that entitles the holder to receive an amount of cash equal to the fair market value of one common unit upon vesting of the phantom unit, unless the Board elects to pay such vested phantom unit with a common unit in lieu of cash. Historically, our Board has always issued Common Units in lieu of cash upon vesting of a phantom unit. DERs may be granted in tandem with phantom units. Except as otherwise provided in an award agreement, DERs that are not subject to a restricted period are currently paid to the participant at the time a distribution is made to the unitholders, and DERs that are subject to a restricted period are paid to the participant in a single lump sum no later than the 15th day of the third calendar month following the date on which the restricted period ends.

The number of units that may be delivered with respect to awards under the LTIPs, prior to amendment, may not exceed 1,175,352 units, subject to specified anti-dilution adjustments. However, if any award is terminated, canceled, forfeited or expires for any reason without the actual delivery of units covered by such award or units are withheld from an award to satisfy the exercise price or the employer's tax withholding obligation with respect to such award, such units will again be available for issuance pursuant to other awards granted under the LTIPs. In addition, any units allocated to an award will, to the extent such award is paid in cash, be again available for delivery under the LTIPs with respect to other awards. There is no limitation on the number of awards that may be granted under the LTIPs and paid in cash. The LTIPs provide that they are to be administered by the Board, provided that the Board may delegate authority to administer the LTIPs to a committee of non-employee directors. As of March 6, 2015, there are 368,594 units available for future grant awards.

The LTIPs may be terminated or amended at any time, including increasing the number of units that may be granted, subject to unitholder approval as required by the securities exchange on which the Common Units are listed at that time. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. Each plan will terminate on the earliest of i) its termination by the Board or the Compensation Committee, ii) the tenth anniversary of the date the LTIP was adopted or iii) when units are no longer available for delivery pursuant to awards under the LTIP. Unless expressly provided for in the plan or an applicable award agreement, any award granted prior to the termination of the plan, and the authority of the Board or the Compensation Committee to amend, adjust or terminate such award or to waive any conditions or rights under such award, will extend beyond the termination date.

Potential Payments Upon Termination or Change in Control

Employment Agreements with Named Executive Officers

The employment agreements provide for, among other things, the payment of severance benefits following certain terminations of employment by our General Partner, the termination of employment for "Good Reason" (as defined below) by the executive officer, or, under certain circumstances, upon expiration of the term of the agreement. Under the employment agreements, if the executive's employment is terminated upon expiration of the initial or extended term of the agreement by either party upon 90 days' written notice (with certain exceptions, as described below), if the executive's employment is terminated by the General Partner other than for "Cause" (defined as defined below) or other than upon the executive's death or disability, or if the executive resigns for "Good Reason", the executive will have the right to severance in an amount equal to the sum of the executive's annual base salary at the rate in effect on the date of termination plus the amount, if any, paid to the executive as an annual cash bonus for the calendar year ending immediately prior to the date of such termination. Such severance amount will be paid in installments (on regular pay days scheduled in accordance with our regular payroll practices) beginning on the 60th day following the termination date and ending on the one year anniversary of the termination date, and will be subject to reimbursement by us to our General Partner. The foregoing severance benefit is conditioned on the executive executing a release of claims in favor of our General Partner and its affiliates, including us.

•
"Cause": defined in each of the employment agreements as the executive having i) engaged in gross negligence, gross incompetence or willful misconduct in the performance of the duties required of him under the employment agreement, ii) refused without proper reason to perform the duties and responsibilities required of him under the employment agreement, iii) willfully engaged in conduct that is materially injurious to our General Partner or its affiliates including us (monetarily or otherwise), iv) committed an act of fraud, embezzlement or willful breach of fiduciary duty to our General Partner or an affiliate including us (including the unauthorized disclosure of confidential or proprietary material information of our General Partner or an affiliate including us) or v) been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony.

•
"Good Reason": is defined in each employment agreement as a termination by the executive in connection with or based upon i) a material diminution in the executive's responsibilities, duties or authority, ii) a material diminution in the executive's base compensation, iii) assignment of the executive to a principal office located beyond a 50-mile radius of the executive's then current work place, or iv) a material breach by us of any material provision of the employment agreement.

Each employment agreement also contains certain confidentiality covenants prohibiting each executive officer from, among other things, disclosing confidential information relating to our General Partner or any of its affiliates, including us. The employment agreements also contain non-competition and non-solicitation restrictions, which apply during the term of the executive's employment with our General Partner and continue for a period of 12 months following termination for any reason. If the executive's employment is terminated upon expiration of the initial or extended term of the agreement by either party upon 90 days' written notice, the board of directors may, in its discretion, release the executive from being subject to the noncompetition covenant following termination of employment; however, in that case, the executive would not be entitled to receive any severance payment in connection with such termination.

Each of our named executive officers has received an award of phantom units under the LTIP. The terms of the phantom unit award agreements of our named executive officers provide that a termination due to death or disability results in full acceleration of vesting of any outstanding phantom units.

		Death or	Termination Without Cause, or Upon	Resignation for Good	Certain Changes of
Name	Benefit Type	Disability(a)	Expiration(b)	Reason	Control (a)(c)
Stephen W. Bergstrom	N/A	N/A	N/A	N/A	N/A
Daniel C. Campbell	Severance payment per employment agreement	None	$411,250	$411,250	$411,250
	Accelerated vesting of phantom unit awards per award agreement	$310,300	None	None	$310,300
Matthew W. Rowland	Severance payment per employment agreement	None	$275,000	$275,000	None
	Accelerated vesting of phantom unit awards per award agreement	$677,000	None	None	$677,000
The following table shows the value of the severance benefits and other benefits for the named executive officers under the employment agreements and amended phantom unit grant agreements at December 31, 2014:

(a)
The amounts shown in this column are calculated based on the fair market value of our Common Units, which we have assumed for this purpose will be $19.71, multiplied by the number of phantom units that would vest as of December 31, 2014.

(b)
In connection with a termination of the executive's employment upon expiration of the initial or extended term of the agreement by either party pursuant to the terms of the employment agreement, the board of directors may, in its discretion, release the executive from being subject to the non-competition covenant following termination of employment; however, in such case, the executive would not be entitled to receive the severance payment.

(c)
Pursuant to the amended phantom unit award agreements, accelerated vesting of phantom units would only occur under certain types of change of control transactions, as described under "— Amended Phantom Unit Grant Agreements" above.

DIRECTOR COMPENSATION

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is comprised of Messrs. Bergstrom and Erhard as of December 31, 2014. Ms. Aptman served on the Compensation Committee prior to her resignation. The Compensation Committee makes compensation decisions regarding the executive officers of our General Partner. With the exception of Mr. Bergstrom, none of the members of the Compensation Committee is or has been one of our officers or employees, and none of our executive officers served during 2014 on a board of directors or compensation committee of another entity which has employed any of the members of our board of directors or compensation committee.

Director Fees

Each director who is not an officer or employee of our General Partner receives compensation for attending meetings of the Board, as well as committee meetings, as follows:

•	a $50,000 annual cash retainer;

•	a $50,000 annual unit grant;

•	where applicable, a variable fee for service rendered as member of the Conflicts Committee to the board of directors; and

•	where applicable, a committee chair retainer of $10,000 for each committee chaired.

In addition, each non-employee director will receive per meeting fees of:

•	$1,000 for Board meetings attended in person;

•	where applicable, $500 for Board committee meetings attended in person; and

•	$500 for telephonic Board meetings and committee meetings greater than one hour in length.

Generally, non-employee directors listed in the table below are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its committees. Each director will be fully indemnified by us for actions associated with being a director of our General Partner to the extent permitted under Delaware law.

Director Compensation Table for 2014

The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2014 , as described above. The compensation paid in 2014 to Mr. Bergstrom as an executive officer is set forth in the Summary Compensation Table above. Mr. Bergstrom did not receive any additional compensation related to his service as a director.

	Fees Earned or Paid in Cash	Unit Awards (a)	All Other Compensation	Total Compensation
Eileen A. Aptman (b)	$33,000	$45,910	$—	$78,910
John F. Erhard	—	—	—	—
Donald R. Kendall Jr.	61,750	74,667	—	136,417
Daniel R. Revers	—	—	—	—
Rose M. Robeson (c)	24,667	24,660	—	49,327
Joseph W. Sutton	—	—	—	—
Lucius H. Taylor	—	—	—	—
Gerald A. Tywoniuk	71,250	96,688	—	167,938

(a)	The amount reported in this column represents the aggregate grant date fair value of the unit award granted during 2014.

(b)	Ms. Aptman resigned her position as a member of the Board effective March 31, 2014.

(c)	Ms. Robeson was appointed as a member of the Board in June 2014.

UNITHOLDER PROPOSALS AND OTHER MATTERS
No Unitholder Proposals
Your Units do not entitle you to make proposals at the special meeting.
Under applicable Delaware law and our partnership agreement, we are not required to hold an annual meeting of unitholders. Special meetings of holders of Units may be called by our General Partner or by limited partners owning 20% or more of the outstanding Units of the class or classes for which a meeting is proposed. Limited partners calling a special meeting must indicate in writing to our General Partner the general or specific purposes for which the special meeting is to be called. Any limited partner who wishes to submit a proposal for inclusion in the proxy materials for any future special meeting must submit such proposal within a reasonable time before we begin to print and send our proxy materials or it will be considered untimely.
The SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of our business and affairs so as to jeopardize the limited partners' limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.
Householding of Proxy Materials
We have adopted a procedure approved by the SEC called "householding." Under this procedure, unitholders who have the same address and have consented to our mailing of proxy materials and other unitholder information only to one account in such household will receive only one copy of the notice regarding Internet availability of the proxy materials or one paper copy of the proxy materials, as applicable, unless one or more of these unitholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.
Unitholders who participate in householding will continue to receive separate proxy or voting instruction cards. Also, householding will not in any way affect distribution check mailings.
If you are eligible for householding, but you and other unitholders of record with whom you share an address currently receive multiple copies of the notice regarding Internet availability of the proxy materials or the proxy materials, as applicable, or if you hold Units in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please send your request to American Midstream Partners, LP, Attn: Corporate Secretary, 1400 16th Street,

Ste. 310, Denver, CO 80202. You may also contact us at this address if you participate in householding and wish to receive a separate copy of these documents this year or in the future, and we will provide you a separate copy of these documents by first class mail or other equally prompt means.
Unitholders who hold their Units through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.
Solicitation of Proxies
The cost of the solicitation of proxies will be paid by us. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies from unitholders by telephone, facsimile, electronic mail or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.
Additional Information about the Partnership
You can learn more about us and our operations by visiting our website at www.americanmidstream.com. For additional information about us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (File No. 001-35257) (the "2014 Annual Report"). Unitholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. All unitholders who do not receive the notice will receive a paper copy of the proxy materials by mail.
Incorporation of Certain Information by Reference
The following items of our 2014 Annual Report are incorporated herein by reference:

•	Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations;

•	Item 7A—Quantitative and Qualitative Disclosures About Market Risks;

•	Item 8—Financial Statements and Supplementary Data; and

•	Item 9—Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.
We expect a representative of our independent registered public accountants to be present at the special meeting.
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting, to the extent that they update the information included herein or incorporated by reference above, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
We will provide you, without charge, a copy of any of the information incorporated by reference in this proxy statement (excluding exhibits) by first class mail or other equally prompt means within one business day of receiving a written request directed to us at: American Midstream Partners, LP, Attn: Corporate Secretary, 1400 16th Street, Ste. 310, Denver, Colorado 80202 or by calling us at (720) 457-6060.

AMERICAN MIDSTREAM PARTNERS, LP

Stephen W. BergstromPresident and Chief Executive Officer

Exhibit A

   AMERICAN MIDSTREAM GP, LLC
THIRD AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
 (As Amended and Restated on [Date])

1.Purpose of the Plan. This Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “Plan”) has been adopted by American Midstream GP, LLC, a Delaware limited liability company (the “Company”), the general partner of American Midstream Partners, LP a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership, the Company and their Affiliates by providing to employees, consultants and directors of the Partnership, the Company and their Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates, and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.
2.    Definitions; Construction.
(a)    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, to the extent that Section 409A of the Code applies to Options or Unit Appreciation Rights granted under the Plan, the term “Affiliate” means all Persons with whom the Partnership could be considered a single employer under Section 414(b) or Section 414(c) of the Code substituting “50 percent” in place of “80 percent” in determining a controlled group of corporations under Section 414(b) of the Code and in determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code.
“Award” means an Option, UAR, Restricted Unit, Phantom Unit, Other Unit-Based Award, Unit Award or Replacement Award, and shall also include any tandem DERs granted with respect to an Award.
“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
“Board” means the Board of Directors of the Company.
“Change of Control” means, and shall be deemed to have occurred upon the occurrence of, one or more of the following events:
(i)    any “Person” or “group” within the meaning of those terms as used in Section 13(d) and Section 14(d)(2) of the Exchange Act, other than an Affiliate of the Company or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;
(ii)    the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;
(iii)    the sale, lease or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or

(iv)    a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership.
; provided, however, that, notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and with respect to which a Change of Control will accelerate payment, “Change of Control” shall only include a Change of Control that constitutes a “change in control event” as defined in the regulations and guidance issued under Section 409A of the Code; and provided further, however, that, notwithstanding the foregoing, for purposes of determining whether the vesting of any Award accelerates, “Change of Control” shall not include any initial public offering of the Partnership’s equity securities that is registered under the Securities Act of 1933 or any private offering undertaken by or for the Partnership as an alternative to such an initial public offering.
“Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall include reference to such section and the regulations and other authoritative guidance promulgated thereunder.
“Committee” means the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.
“Consultant” means an independent contractor, other than a Director, who performs services for the benefit of the Company or the Partnership or an Affiliate of either of them.
“DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, UAR or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such DER is outstanding.
“Director” means a member of the Board or a board of directors of an Affiliate who is not an Employee or a Consultant.
“Employee” means any employee of the Company or the Partnership or an Affiliate of either of them who performs services for the benefit of the Company or the Partnership or an Affiliate of either of them.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee by the reasonable application of a reasonable method. Notwithstanding the foregoing, with respect to an Award granted on the effective date of the initial public offering of Units, Fair Market Value on such date shall mean the initial offering price per Unit as stated on the cover page of the Registration Statement on Form S-1 (or successor form thereto) for such offering.
“Option” means an option to purchase Units granted under the Plan.
“Other Unit-Based Award” means an award granted pursuant to Section 6(f).
“Participant” means any Employee, Consultant or Director granted an Award under the Plan.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) unit granted under the Plan that entitles the Participant to receive an amount of cash equal to the Fair Market Value of one Unit upon vesting of the Phantom Unit; however, the Committee, in its discretion, may elect to pay such vested Phantom Unit with a Unit in lieu of cash.
“Replacement Award” means an Award granted pursuant to Section 6(g).
“Restricted Period” means the period established by the Committee with respect to an Award during which the Award is not transferable, remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Unit” means a Common Unit of the Partnership.
“UAR” or “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash, Units or any combination thereof, as determined by the Committee in its discretion.
“Unit Award” means the grant of a Unit that is not subject to a Restricted Period.
“UDR” or “Unit Distribution Right” means a right to receive distributions made by the Partnership with respect to a Restricted Unit.
(b)    Construction. In this Plan, unless a clear contrary intention appears: § the gender of all words used in this Plan includes the masculine, feminine and neuter; § the singular forms of nouns, pronouns and verbs shall include the plural and vice versa; § all references to Articles and Sections refer to articles and sections in this Plan, each of which is made a part for all purposes; § the terms “include” and “includes” mean “includes, without limitation,” and “including” means “including, without limitation,”; § all Article and Section headings in this Plan are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof; and § the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Plan, refer to this Plan as a whole and not to any particular provision of this Plan.
3.    Administration.
(a)    Governance. The Plan shall be administered by the Committee.
(b)    Delegation. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a Person who is an officer subject to Rule 16b-3 or a member of the Board.
(c)    Authority and Powers. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: § designate Participants; § determine the type or types of Awards to be granted to a Participant; § determine the number of Units to be covered by Awards; § determine the terms and conditions of any Award; § determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; § interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; § establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and § make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Participant.
4.    Units.
(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan may not exceed 6,000,000 Units; provided, however, if any Award (including Restricted Units) is terminated, cancelled, forfeited or expires for any reason without the actual delivery of Units covered by such Award or Units are withheld from an Award to satisfy the exercise price or the employer’s tax withholding obligation with respect to such Award, such Units shall again be available for delivery pursuant to other Awards granted under the Plan. Notwithstanding the foregoing, (i) there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash, and (ii) any Units allocated to an Award shall, to the extent such Award is paid in cash, be again available for delivery under the Plan with respect to other Awards.
(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its sole discretion.
(c)    Anti-Dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of Statement of Financial Accounting Standards No. 123 (“FAS 123R”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in a FAS 123R accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan. Notwithstanding the foregoing, the Committee shall not take any action otherwise authorized under this Section 4(c) to the extent that such action would cause the application of Section 409A of the Code to the Award or create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.
5.    Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive any number of Awards under the Plan.
6.    Awards.
(a)    Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERS are granted with respect to such Option, and the conditions and limitations applicable to the exercise of such Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit under an Option shall be determined by the Committee at the time the Option is granted and, except with respect to a Replacement Award, may not be less than its Fair Market Value as of the date of grant.
(ii)    Time and Method of Exercise. The Committee shall determine (A) the time or times at which an Option may be exercised in whole or in part, which may include accelerated vesting upon the achievement of specified performance goals or other events, and (B) in its discretion the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include cash, check acceptable to the Company, a “cashless-broker” exercise through a program approved by the Company, with the consent of the Company, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, or the tender of other securities or other property (including previously acquired Units), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.
(iv)    DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent any provision to the contrary with regard to the DERs in the Award Agreement, DERs shall be subject to the same vesting restrictions as apply to the Options with respect to which they were granted. Further, as required by Section 409A of the Code, DERs granted in tandem with Options shall not be directly or indirectly contingent on the exercise of the Options with respect to which they were granted. Settlement of DERs, if any, granted in tandem with Options shall comply with Section 6(h)(viii).
(b)    UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether DERs are granted with respect to such Unit Appreciation Right, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but may not be less than the Fair Market Value of a Unit as of the date of grant.
(ii)    Time of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include accelerated vesting upon the achievement of specified performance goals.
(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company and its Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(iv)    Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent any provision to the contrary with regard to the DERs in the Award Agreement, DERs shall be subject to the same vesting restrictions as apply to the Unit Appreciation Rights with respect to which they were granted. Further, as required by Section 409A of the Code, DERs granted in tandem with UARs shall not be directly or indirectly contingent on the exercise of the UARs with respect to which they were granted. Settlement of DERs, if any, granted in tandem with UARs shall comply with Section 6(h)(viii).
(c)    Phantom Units. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.
(i)    DERs. To the extent provided by the Committee in its discretion, a grant of Phantom Units may include a tandem DER grant, which provides that such DERs shall be credited to a bookkeeping account (without interest) and shall be paid to the Participant in cash upon the vesting of the tandem Phantom Unit. However, the Committee, in its discretion, may provide such other terms, including different vesting and payment forms and mediums and the “investment” of such DERs in additional Phantom Units, as it may choose with respect to DERs and may also provide that a grant of Phantom Units does not include tandem DERs. Absent any provision to the contrary in the Award Agreement, any DERs granted in tandem with UARs shall be subject to the same vesting restrictions as the UARs so granted. Settlement of DERs, if any, granted in tandem with Phantom Units shall comply with Section 6(h)(viii).
(ii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting arrangement with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded to the Participant, and any outstanding tandem DERs credited to such Participant, shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units and tandem DERs.
(iii)    Lapse of Restrictions. Upon or as soon as reasonably practicable following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit by receiving from the Company cash equal to the Fair Market Value of one Unit as of the date on which the Restricted Period ends by vesting; however, the Committee, in its discretion, may elect to pay such vested Phantom Unit in the form of one Unit in lieu of cash. In all events, settlement shall be made no later than the 15th day of the 3rd calendar month following the date on which the Restricted Period ends by vesting.
(d)    Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, which may include the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards.
(i)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to such forfeiture and other restrictions as the Committee may choose and, if so restricted, such distributions shall be held, without interest, until the UDR vests or is forfeited. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction. Settlement of UDRs, if any, granted in tandem with Restricted Units shall comply with Section 6(h)(viii).
(ii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Restricted Units awarded the Participant, and any unpaid UDRs credited to the Participant, shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeitures with respect to a Participant’s Restricted Units and UDRs.
(iii)    Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
(e)    Unit Awards.    Unit Awards may be granted under the Plan to such Employees, Consultants and Directors and in such amounts as the Committee, in its discretion, may select.
(f)    Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part, and shall include unrestricted Units paid in lieu of any bonus or incentive compensation otherwise payable in cash. The Committee shall determine the terms and conditions, if any, of any such Other Unit-Based Award. Upon or as soon as reasonably practicable following vesting, an Other Unit-Based Award may be settled, as determined by the Committee in its discretion, in cash, Units (including Restricted Units) or any combination thereof as determined by the Committee, in its discretion. In all events, settlement shall be made no later than the 15th day of the 3rd calendar month following the date on which the Restricted Period ends by vesting.
(g)    Replacement Awards. Awards may be granted under the Plan in substitution or replacement for similar equity awards cancelled or forfeited by Employees, Consultants and Directors as a result of a merger or acquisition by the Partnership or an Affiliate of an entity or the assets of an entity. Such Replacement Awards may have such terms and conditions as the Committee may determine and the exercise price of an Option may be less than the Fair Market Value of a Unit on the date of such substitution or replacement. Notwithstanding the foregoing, Replacement Awards may not be granted to the extent that such grant would cause the application of Section 409A of the Code to the Award or create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.
(h)    General.
(i)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, the Partnership or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company, the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii)    Limits on Transfer of Awards.

(A)    Except as provided in Section 6(h)(ii)(C), each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B)    Except as provided in Section 6(h)(ii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C)    To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish.
(iii)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.
(iv)    Issuance of Units. The Units purchased or delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any certificates to make appropriate reference to such restrictions.
(v)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.
(vi)    Delivery of Units or Other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange, no delivery shall occur until such time as the Committee, in good faith, determines that the delivery of Units may be made without violating applicable law or the applicable rules or regulations of any governmental agency or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any exercise price or tax withholding) is received by the Company.
(vii)    Change of Control, Similar Events. Upon the occurrence of a Change of Control, a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of or involving the Partnership, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to either prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award or mitigate any unfavorable accounting consequences:
(A)    provide for either § the cancellation and termination of any Award in exchange for an amount of cash, other property or securities, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights or if the Participant were a unitholder on the occurrence of such event (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such

Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or § the replacement of such Award with or the conversion of such Award into cash or other securities with other rights or property selected by the Committee in its sole discretion;
(B)    provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(C)    make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;
(D)    provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(E)    provide that the Award cannot be exercised or become payable after such event, i.e., that it shall terminate upon such event.
; provided, however, that notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant FAS 123R if a discretionary change were made, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 6; and provided further, however, that, notwithstanding the foregoing, the Committee shall have no discretion under this Section 6(h)(vii) to modify the time at which a payment related to an award that provides for the deferral of compensation within the meaning of Section 409A of the Code shall be made to any Participant except that, upon a Change in Control that constitutes change in the ownership or effective control of the Partnership or in the ownership of a substantial portion of the assets of the Partnership (both as defined for purposes of Section 409A of the Code), all such awards shall become immediately payable, to the extent then vested, unless and to the extent the Committee specifically provides to the contrary in the applicable Award Agreement.
(viii)    Payment of DERs and UDRs. Except as otherwise provided in the Award Agreement, DERs and UDRs that are not subject to a Restricted Period (whether because the DERs or UDRs were originally granted without restrictions or the Restricted Period ended by vesting) shall be currently paid to the Participant at the time of the distribution are made to unitholders. Except as otherwise provided in the Award Agreement, to the extent DERs or UDRs are subject to a Restricted Period, such amounts shall be paid to the Participant in a single lump sum no later than the 15th day of the 3rd calendar month following the date on which the Restricted Period ends by vesting.
7.    Amendment and Termination. Except to the extent prohibited by applicable law:
(a)    Amendments to the Plan. Except as required by the rules of the principal securities exchange or inter-dealer quotation system on which the Units are traded or listed, by the Code or by the Exchange Act or other applicable law, and subject to Section 7(b), the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, no amendment, alteration, suspension, discontinuance, or termination of the Plan will modify the time at which a payment related to an award that provides for the deferral of compensation within the meaning of Section 409A of the Code shall be made to any Participant except to the extent such a modification is permitted by, and in compliance with, Section 409A and the applicable guidance issued thereunder.
(b)    Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 6(h)(vii) or, as determined by the Committee, in its sole discretion, as being necessary or appropriate to comply with applicable law in any Award shall materially reduce the benefit of a Participant without the consent of such Participant. Notwithstanding the foregoing, if the terms of an Award would result in the imposition of the additional tax under Section 409A of the Code, the Award will be reformed, if possible, to avoid imposition of such tax in a manner that will result in the least adverse economic impact on the Participant and, for purposes of the Plan, such reformation shall be deemed not to reduce the Participant’s rights thereunder and shall not require the Participant’s consent.
8.    General Provisions.
(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.
(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities or property, or Units that would otherwise be issued or delivered pursuant to such Award) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any Affiliate or to remain a Director or continue to provide services as a Consultant, as applicable. Further, the Company, the Partnership or an Affiliate may at any time dismiss a Participant from employment or services, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other agreement.
(d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
(e)    Compliance with Section 409A of the Code. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award, to the extent subject to Section 409A, to fail to comply with the requirements of Section 409A of the Code. With respect to any Award that is subject to Section 409A of the Code, the applicable provisions of Section 409A the Code and the regulations thereunder are hereby incorporated by reference and shall control over any provision of the Plan or any Award Agreement that is in conflict therewith. For purposes of such compliance, in the event that an Award that is subject to Section 409A of the Code is payable in connection with a Participant’s termination of service as an Employee, Consultant or Director, such payments shall be made only in connection with a “separation from service” within the meaning of Section 409A of the Code and the regulations thereunder (a “Separation from Service”) and the provisions of the Plan (including the adjustment provisions of Section 4(c), Section 6(g) and Section 6(h)(vii)) shall be applied in a manner consistent with the requirements of Section 409A. Further, notwithstanding anything to the contrary in this Plan, in the event an Award issued under the Plan is subject to Section 409A of the Code, if upon a Participant’s Separation from Service, the Participant is a “specified employee” within the meaning of Section 409A of the Code, and the deferral of any amounts or benefits otherwise payable or to be provided under any Award made pursuant to this Plan as a result of the Participant’s Separation from Service is necessary in order to prevent any accelerated or additional tax to the Participant under Section 409A of the Code, then the Company will delay the payment of any such amounts or the provision of any such benefits hereunder until the earliest of (x) the date that is six (6) months following the date of the Participant’s Separation from Service and (y) the date of the Participant's death following such Separation from Service. Upon the expiration of the applicable deferral period, any delayed amounts will be paid to the Participant in a single lump sum, with interest from the date otherwise payable, at the prime rate as published in The Wall Street Journal on the Participant’s Separation from Service, and any delayed benefits will be provided on such date.

(f)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(g)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or result in recoverable short-swing profits under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(h)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
(i)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine, in its sole discretion, whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, with or without consideration.
(j)    Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(k)    No Guarantee of Tax Consequences. None of the Board, the Partnership, nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
9.    Term of the Plan. The Plan shall become effective on the date of its approval by the Board and shall terminate on, and no Awards may be granted after, the earliest of o the date established by the Board or the Committee, ¤ the 10th anniversary of the date the Plan was adopted by the Company (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or ¤ the date Units are no longer available for delivery pursuant to Awards under the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to any Plan termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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